EXHIBIT 24.01

POWER OF ATTORNEY

     WHEREAS, Xcel Energy Inc., a Minnesota corporation (the “Company”), is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement to register up to 15,000,000 shares of common stock for sale under its DRP Plan, and such shares to the authorized but unissued shares purchased directly from the Company as shares purchased by or on behalf of the Plan on the open market; and

     WHEREAS, each of the undersigned holds the office or offices in the Company herein below set opposite his/her name, respectively.

     NOW, THEREFORE, each of the undersigned hereby constitutes and appoints RICHARD C. KELLY, BENJAMIN G.S. FOWKE III and DAVID E. RIPKA, and each of them individually, his/her attorney, with full power to act for him/her and in his/her name, place and stead, to sign his/her name in the capacity or capacities set forth below to one or more registration statements on Form S-3 or other appropriate form relating to the issuance pursuant to the DRP Plan of up to 15,000,000 shares of the Company’s Common Stock and associated Rights to execute and cause to be filed any and all amendments and supplements (including post-effective amendments) required to be filed in connection therewith, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 25th day of June, 2003.

/s/ Wayne H. Brunetti Wayne H. Brunetti Chairman of the Board, President, Chief Executive Officer and Director	/s/ C. Coney Burgess C. Coney Burgess Director

/s/ David A. Christensen David A. Christensen Director	/s/ Roger R. Hemminghaus Roger R. Hemminghaus Director

/s/ A. Barry Hirschfeld A. Barry Hirschfeld Director	/s/ Douglas W. Leatherdale Douglas W. Leatherdale Director

/s/ Albert F. Moreno Albert F. Moreno Director	/s/ Margaret R. Preska Margaret R. Preska Director

/s/ A. Patricia Sampson A. Patricia Sampson Director	/s/ Allan L. Schuman Allan L. Schuman Director

/s/ Rodney E. Slifer Rodney E. Slifer Director	/s/ W. Thomas Stephens W. Thomas Stephens Director

/s/ Richard C. Kelly Richard C. Kelly Vice President and Chief Financial Officer	/s/ David E. Ripka David E. Ripka Vice President and Controller

EXHIBIT 24.01

STATE OF MINNESOTA )
                                             ) ss.
COUNTY OF HENNEPIN )

     On this 25th of June, 2003, before me, Anne M. Ziebell a Notary Public in and for said County and State, personally appeared each of the above-named directors and officers of Xcel Energy Inc., a Minnesota corporation, and known to me to be the persons whose names are subscribed to in the foregoing instrument, and each person acknowledged to me that he or she executed the same as his or her own free act and deed.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the official seal on the date set forth above.

/s/ Anne M. Ziebell Anne M. Ziebell